Exhibit 99.1

August 12, 2020

STEIN MART, INC. VOLUNTARILY FILES CHAPTER 11 BANKRUPTCY

JACKSONVILLE, Fla. – Stein Mart, Inc. (NASDAQ: SMRT) today announced that it and its subsidiaries (collectively, the “Company”) have filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Middle District of Florida – Jacksonville Division (the “Bankruptcy Court”). The Company has filed customary motions with the Bankruptcy Court that will authorize, upon Bankruptcy Court approval, the Company’s ability to maintain operations in the ordinary course of business, including, among other things, the payment of employee wages and benefits without interruption, payment of suppliers and vendors in the normal course of business, and the use of cash collateral. These motions are typical in the Chapter 11 process and the Company anticipates that they will be approved shortly after the commencement of its Chapter 11 case.

Details on the Company’s Chapter 11 process and go-forward strategy are as follows:

•The Company expects to close a significant portion, if not all, of its brick-and-mortar stores and, in connection therewith, the Company has launched a store closing and liquidation process. The Company, however, will continue to operate its business in the ordinary course in the near term; and

•The Company is evaluating any and all strategic alternatives, including the potential sale of its eCommerce business and related intellectual property.

Hunt Hawkins, Chief Executive Officer and Chief Financial Officer of Stein Mart, Inc., said, “The combined effects of a challenging retail environment coupled with the impact of the Coronavirus (COVID-19) pandemic have caused significant financial distress on our business. The Company has determined that the best strategy to maximize value will be a liquidation of its assets pursuant to an organized going out of business sale. The Company lacks sufficient liquidity to continue operating in the ordinary course of business. I would like to thank all of our employees for their dedication and support.”

Additional details:

•The Company’s restructuring counsel is Foley & Lardner LLP, its restructuring advisor is Clear Thinking Group LLC and its investment banker is PJ SOLOMON.

•Court filings and other documents related to the process are available at https://cases.stretto.com/SteinMart.

About Stein Mart
Stein Mart, Inc. is a national specialty omni off-price retailer offering designer and name-brand fashion apparel, home décor, accessories and shoes at everyday discount prices. Stein Mart provides real value that customers love every day. The company operates 281 stores across 30 states. For more information, please visit www.SteinMart.com.

Forward-Looking Statements
This press release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The matters discussed herein include statements regarding the intent, belief or current expectations of the Company, its directors or its officers with respect to the future operating performance of the Company and its asset utilization. Investors are cautioned that any such forward looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those in the forward looking statements as a result of various factors.
The Bankruptcy will likely result in holders of our liabilities and/or securities receiving no value for their interests. Because of such possibilities, the value of these liabilities and/or securities is highly speculative and will pose substantial risks. Trading prices for the Company’s common stock may bear little or no relationship to the actual recovery, if any, by holders thereof in the Bankruptcy Case. Accordingly, the Company urges extreme caution with respect to existing and future investments in its common stock. Caution should be taken not to place undue reliance on our forward-looking statements, which represent our view only as of the date hereof, and which we assume no obligation to update.